UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to 2001 Long-Term Incentive Plan

On November 7, 2008, the board of directors of Williams-Sonoma, Inc. (the “Company”) amended the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (the “LTIP”). Previously, the LTIP required that all full-value awards, such as restricted stock and restricted stock units, have a minimum one year vesting period for performance-based vesting awards and a minimum three-year vesting period for service-based vesting awards (the “Minimum Vesting Provisions”). As amended, the LTIP now provides that up to 5% of the maximum aggregate number of shares of stock authorized for issuance under the Plan may be granted without respect to the Minimum Vesting Provisions (the “5% Limit”). This provides the Company with greater flexibility in granting certain full-value awards. There are certain exceptions to the 5% Limit. For instance, awards granted to non-employee directors pursuant to an automatic grant formula, such as the annual automatic grants to directors, do not count toward the 5% Limit. In addition, the LTIP provides that vesting acceleration will not result in awards counting toward the 5% Limit in certain circumstances.

Amendments to Employment Agreements

On November 6, 2008, the Compensation Committee (the “Compensation Committee”) of the board of directors approved certain employment agreement amendments to ensure compliance with recent regulatory changes. The amendments were to the Company’s Employment Agreements (the “Agreements”) with Sharon L. McCollam, the Company’s Executive Vice President, Chief Operating and Chief Financial Officer, and with Laura J. Alber, the Company’s President.

The amendments (i) modify the Agreements in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”) and (ii) clarify Ms. McCollam and Ms. Alber’s COBRA determination periods. Ms. McCollam’s Employment Agreement was also amended to ensure that the Company can deduct any bonus payable to Ms. McCollam pursuant to the Company’s 2001 Incentive Bonus Plan under Internal Revenue Code Section 162(m). Prior to its amendment, Ms. McCollam’s Employment Agreement provided that in the event her employment was terminated without Cause or for Good Reason (as such terms are defined in her Employment Agreement), or, in the event that Ms. McCollam died or terminated her employment due to a disability, Ms. McCollam (or her estate, as applicable) would receive continued payments of base salary for one year plus Ms. McCollam’s target bonus for the applicable fiscal year. As amended, in order to ensure compliance with Internal Revenue Code Section 162(m) and Revenue Ruling 2008-13, Ms. McCollam’s Employment Agreement now provides that the cash severance to which Ms. McCollam shall be entitled shall be continued payments of base salary for one year, plus an additional lump sum amount equal to 80% of Ms. McCollam’s base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: November 12, 2008	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Operating and Chief Financial Officer

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